Exhibit 10.2

AMENDMENT TO EMPLOYMENT AND TRANSITION AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AND TRANSITION AGREEMENT (the “Amendment”) is entered into as of November 30, 2005, between Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative (the “Cooperative”), and Daniel M. Walker (the “Executive”).

Recitals:

A. The Cooperative and the Executive entered into an Employment and Transition Agreement dated July 14, 2005 (the “Employment and Transition Agreement”), pursuant to which the Cooperative and the Executive agreed on certain terms regarding the Executive’s employment, transition to Senior Vice-President and retirement.

B. The Cooperative and the Executive desire to amend the Agreement in accordance with Section 8 thereof and under the terms and conditions set forth in this Amendment.

Terms:

NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which each of the parties hereby acknowledges, the parties hereby agree as follows:

1. Amendment to Section 2.3. In the first sentence of Section 2.3 of the Employment and Transition Agreement, the following text is deleted: “2002 Option Plan,”. The remainder of Section 2.3 remains in full force and effect, and is not otherwise amended by this Amendment.

2. Amendment to Section 2.4. Section 2.4 of the Employment and Transition Agreement is deleted in its entirety, and the following is substituted therefor:

2.4 Payments in Lieu of Options. In light of the Cooperative’s decision to terminate its 2002 Option Plan, pursuant to which the Cooperative intended to grant to the Executive certain options, the Cooperative agrees to make the following payments to the Executive: (i) on the first business day following January 1, 2006, the Cooperative shall pay to the Executive $51,000; and (ii) on the first business day following January 1, 2007, the Cooperative shall pay to the Executive $51,000. The payments described in this paragraph shall be reduced by all applicable federal and state tax withholdings.

3. No Other Amendments. Except as set forth in this Amendment, the Employment and Transition Agreement shall remain in full force and effect and is hereby reaffirmed by the parties hereto.

4. Miscellaneous. No rights or obligations hereunder may be assigned by either party without the prior written consent of the other, except that the Cooperative may assign its rights and obligations hereunder to any purchaser of all or substantially all of the assets of the Cooperative or any successors or assigns of the Cooperative by way of acquisition, merger or consolidation of the Cooperative by, with or into any other corporation or other entity. This Amendment shall inure to the benefit of and be binding upon any successors and assigns of the Cooperative, including without limitation pursuant to any acquisition, merger or consolidation of the Cooperative by or with a new entity. If any provision of this Amendment shall to any extent be declared invalid or legally unenforceable by a court of competent jurisdiction, the same shall not affect in any respect whatsoever the validity and enforceability of the remainder of this Amendment, and each provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law. This Amendment cannot be amended, modified or supplemented in any respect except by an agreement in writing signed by the Executive and an expressly authorized representative of the Cooperative. This Amendment shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Virginia, without resort to choice-of-law principles

5. Legal Counsel. LeClair Ryan, a Professional Corporation, has acted as counsel to the Cooperative in the preparation and negotiation of this Amendment. Cantor Arkema, P.C. has acted as counsel to Executive in the preparation and negotiation of his Amendment. The Executive acknowledges that neither the Cooperative nor its counsel has made representations or given any advice with respect to the tax or other consequences of this Amendment or any transactions contemplated by this Amendment to him, and that he has been advised solely by Cantor Arkema, P.C. with respect to such consequences. Each party agrees that he or it has been actively advised by its respective independent counsel and that in any construction or interpretation of this Amendment the same shall not be construed against any party on the basis that the party was the drafter or any other basis.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date first written above.

EXECUTIVE	OLD DOMINION ELECTRIC COOPERATIVE

/s/ Daniel M. Walker	By:	/s/ Jackson E. Reasor
Daniel M. Walker	Title:	President and CEO

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